UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2025

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 323-8983

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2025, Unusual Machines, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) to acquire 100% of the capital stock of Rotor Lab Pty Ltd, an Australian company (“Rotor Lab”) from its existing shareholders (the “Sellers”).

The Company agreed to issue the Sellers a total of $4,000,000 of shares of Company common stock, calculated in accordance with the terms of the Agreement (the “Initial Consideration”), plus Earnout Consideration (as defined in the Agreement) of up to $3,000,000 of shares of Company common stock, with $800,000 of Initial Consideration restricted and subject to forfeiture in the event of a breach of representations and warranties and indemnification.

The Company has agreed to register the issuance of the Initial Consideration with the Securities and Exchange Commission as a condition to closing and subsequently the Earnout Consideration pursuant to a shelf-takedown under the Company’s Form S-3 Registration Statement.

Under the terms of the Agreement and subject to closing conditions, on the closing, the Company will issue the Initial Consideration to each Seller and Rotor Lab will continue as a wholly owned subsidiary of the Company.

In addition to the closing conditions, which include the negotiation of an Employment Agreement with current Rotor lab director Andrew Simpson, due diligence, and required regulatory approvals (including approval for the transaction from the Australian Foreign Investment Review Board), the Sellers have agreed to conduct the Rotor Lab business in the ordinary course until the closing, subject to customary restrictions and prohibited actions and have agreed to be bound by two-year non-compete periods following closing.

If the conditions are not satisfied or waived by September 10, 2025, the Agreement may be subject to termination by the parties.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on February 1, 2025, Unusual Machines, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (together with any amendments, the “Merger Agreement”) with Aloft Technologies, Inc., a Delaware corporation (“Aloft”), which Merger Agreement was previously disclosed on the Company’s Current Report on Form 8-K filed on February 1, 2025.

On June 9, 2025, the Company terminated the Merger Agreement. By terminating the Merger Agreement, the Company forfeited its right to receive the $100,000 Break Up Fee as defined in the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On June 13, 2025, Unusual Machines, Inc. (the “Company”) issued two press releases. A copy of the press releases are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Rotor Lab Pty Ltd Share Purchase Agreement, dated June 12, 2025
99.1	Press Release dated June 13, 2025, regarding the Aloft termination
99.2	Press Release dated June 13, 2025, regarding entering into the Rotor Lab definitive agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: June 13, 2025	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

3